As filed with the Securities and Exchange             Registration No. 33-60477
Commission on April 22, 1999

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 6

                                       TO

                                    FORM S-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    Aetna Life Insurance and Annuity Company
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                                   Connecticut
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                                   71-0294708
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       151 Farmington Avenue, Hartford, Connecticut 06156, (860) 273-4686
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                           Julie E. Rockmore, Counsel
                    Aetna Life Insurance and Annuity Company
            151 Farmington Avenue, RE4A, Hartford, Connecticut 06156
                                 (860) 273-4686
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            (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent for Service)

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The annuities covered by this registration statement are to be issued from time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [XX]

If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box. [XX]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] ______________

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ] _______________

                                 PARTS I AND II

The entire content of Post-Effective Amendment No. 5 to the Registration Statement on Form S-2 (File No. 33-60477) which was filed on April 20, 1999 (Accession No. 0000950146-99-880) is incorporated herein by reference and made a part of this Post-Effective Amendment No. 6.

A Financial Data Schedule is included in this filing as Exhibit No. 16(27).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this Post-Effective Amendment No. 6 to the Registration Statement on Form S-2 (File No. 33-60477) to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hartford, State of Connecticut, on this 22nd day of April, 1999.

                                         AETNA LIFE INSURANCE AND ANNUITY
                                         COMPANY
                                         (REGISTRANT)

                                  By:    Thomas J. McInerney*
                                         --------------------------------------
                                         Thomas J. McInerney
                                         President

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 6 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                              Title                                              Date

Thomas J. McInerney*                   Director and President                              )
-------------------------------------  (principal executive officer)                       )
Thomas J. McInerney                                                                        )
                                                                                           )
Catherine H. Smith*                    Director and Chief Financial Officer                )  April
-------------------------------------                                                      )  22, 1999
Catherine H. Smith                                                                         )
                                                                                           )
Shaun P. Mathews*                      Director                                            )
-------------------------------------                                                      )
Shaun P. Mathews                                                                           )
                                                                                           )
Deborah Koltenuk*                      Vice President, Treasurer and Corporate Controller  )
-------------------------------------                                                      )
Deborah Koltenuk                                                                           )

By:  /s/ Julie E. Rockmore
     --------------------------------
     Julie E. Rockmore
     *Attorney-in-Fact

                                 Exhibit Index

Exhibit No.          Exhibit
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16(27)               Financial Data Schedule
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